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                                                                    Exhibit 99.2


             ABERCROMBIE & FITCH ANNOUNCES STOCK REPURCHASE PROGRAM


NEW ALBANY, Ohio / July 29, 2004 - Abercrombie & Fitch (NYSE: ANF) announced today that its Board of Directors authorized the repurchase of an additional 6,000,000 shares of Abercrombie & Fitch stock. Abercrombie & Fitch said it will repurchase shares on the open market from time-to-time, depending on market conditions.

During the first quarter of fiscal 2004, the Company repurchased 599,000 outstanding shares in the open market completing its previous 5,000,000 share authorization.

Abercrombie & Fitch operated a total of 722 stores at the end of fiscal June, including 171 abercrombie stores and 192 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.


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For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and
                                    Corporate Communications
                                    (614) 283-6751